Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in Ecoark Holdings, Inc.’s (the “Company”) Form S-3 filed with the Securities and Exchange Commission (“SEC”) on or about August 17, 2016, and the inclusion of our reports incorporated by reference with respect to (i) our report dated February 26, 2016 except for Note 12 dated June 15, 2016 included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2015 and 2014; (ii) our report dated March 28, 2016 except for Note 15 dated July 26, 2016 on Form 8-K/A filed with the SEC for Ecoark Inc. and Subsidiaries for the years ended December 31, 2015 and 2014 filed on May 10, 2016, and amended on July 6, 2016 and July 27, 2016; and (iii) our report dated June 10, 2016 on Form 8-K/A filed with the SEC for Sable Polymer Solutions, LLC for the years ended December 31, 2015 and 2014 filed on June 15, 2016, and amended on July 27, 2016 and August 4, 2016.

/s/ KBL, LLP

KBL, LLP

New York, NY

August 17, 2016

535 Fifth Avenue, 16th Floor, New York, NY 10017	212.785-9700